                                                                       EXHIBIT 4





                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of February 15, 2002, between Hartford Advisers HLS Fund, Inc., a Maryland corporation ("Acquiring Fund") and Fortis Series Fund, Inc., a Minnesota corporation ("Fortis"), on behalf of its series Fortis Asset Allocation Series ("Target Fund"). (Acquiring Fund and Target Fund are sometimes referred to herein individually as a "Fund" and collectively as the "Funds.") All agreements, representations and warranties, actions, and obligations described herein made or to be taken or undertaken by Target Fund are made and shall be taken or undertaken by Fortis on behalf of Target Fund.

         The parties intend this Agreement to be, and adopt it as, a "plan of reorganization" within the meaning of the regulations under section 368 of the Code ("Regulations"). Target Fund has a single class of shares and Acquiring Fund has two classes of shares, Class IA shares and Class IB shares. The reorganization will involve the transfer of the assets of Target Fund, subject to the liabilities of Target Fund, to Acquiring Fund, in exchange solely for Class IA shares of common stock of Acquiring Fund ("Acquiring Fund Shares"), followed by the constructive distribution of those shares pro rata to the holders of shares of Target Fund ("Target Fund Shares"), all on the terms and conditions set forth herein. (All such transactions are referred to herein as the "Reorganization.")

         In consideration of the mutual promises contained herein, the parties agree as follows:


1.       PLAN OF REORGANIZATION

         1.1. Subject to the requisite approval by Target Fund shareholders and to the other terms and conditions set forth herein and on the basis of the representations and warranties contained herein, Target Fund agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to Acquiring Fund and Acquiring Fund agrees in exchange therefor (a) to assume all of the liabilities of Target Fund described in paragraph 1.3 ("Liabilities"), and (b) to issue and deliver to Target Fund the number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares determined by dividing the value of the Assets of the Target Fund less the Liabilities of the Target Fund by the net asset value ("NAV") of an Acquiring Fund Share (both computed as set forth in paragraph 2.1). Such transactions shall take place at the Closing (as defined in paragraph 3.1).

         1.2. The Assets shall include all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Target Fund's books, and other property owned by Target Fund at the Effective Time (as defined in paragraph 3.1).

         1.3. The Liabilities shall include all liabilities, debts, obligations, and duties of whatever kind or nature of the Target Fund at the Effective Time, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, and whether or not specifically referred to in this Agreement, including any obligation to indemnify the directors of Fortis, acting in their capacities as such, to the fullest extent permitted by law and the amended and restated articles of incorporation ("Articles of Incorporation") and bylaws of Fortis (collectively "Liabilities").

         1.4. In order to bind all holders of Target Fund shares to the transactions contemplated hereby, and in particular in order to bind them to the cancellation and retirement of the outstanding Target Fund shares held by them, Fortis shall, prior to the Effective Time, (a) obtain approval pursuant to Minnesota law of an amendment substantially in the form attached hereto as Schedule A (the "Amendment") to its Articles of Incorporation, and (b) file the Amendment with the Secretary of State of Minnesota.

         1.5. At or immediately before the Effective Time, Target Fund shall declare and pay to its shareholders a dividend and/or other distribution in an amount large enough so that it will have distributed all of its investment company taxable income (as defined in section 852(b)(2) of the Code but computed without regard to any deduction for dividends paid) and substantially all of its net capital gain (as defined in section 852(b)(3) of the Code, but computed without regard to any deduction for capital gain dividends) for the current taxable year through the Effective Time.

         1.6. At the Effective Time (or as soon thereafter as is reasonably practicable), Target Fund shall distribute the Acquiring Fund Shares it receives pursuant to paragraph 1.1 to Target Fund's shareholders of record, determined as of the Effective Time (each, a "Shareholder"), in constructive exchange for their Target Fund Shares. Such distribution shall be accomplished by Acquiring Fund's transfer agent's opening accounts on Acquiring Fund's share transfer books in the Shareholders' names and transferring such Acquiring Fund Shares thereto. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares due that Shareholder. All outstanding Target Fund Shares, including any represented by certificates, shall simultaneously be canceled on Target Fund's share transfer books. Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares issued in connection with the Reorganization.

         1.7. As soon as reasonably practicable after distribution of the Acquiring Fund Shares pursuant to paragraph 1.6, Fortis shall wind up the affairs of Target Fund and shall file any required final regulatory reports, including but not limited to any Form N-SAR and Rule 24f-2 filings with respect to Target Fund.

         1.8. Any transfer taxes payable on issuance of Acquiring Fund Shares in a name other than that of the registered holder on Target Fund's books of the Target Fund Shares constructively exchanged therefor shall be paid by the person to whom such Acquiring Fund Shares are to be issued, as a condition of such transfer.


2.       VALUATION

         2.1. For purposes of paragraph 1.1(b), the value of the Assets and the Liabilities and the NAV of an Acquiring Fund Share shall be computed as of the close of business on the date of the

Closing ("Valuation Time"). The NAV of an Acquiring Fund Share shall be computed using the valuation procedures set forth in the Acquiring Fund's then current prospectus and statement of additional information ("SAI"). The value of the Assets and Liabilities shall be computed using the valuation procedures set forth in the Target Fund's then current prospectus and SAI, subject to adjustment by the amount, if any, agreed to by Acquiring Fund and Fortis. Acquiring Fund and Fortis agree to use all commercially reasonable efforts to resolve any material differences between the value of the Assets and Liabilities determined in accordance with the valuation procedures of the Target Fund and the value of the Assets and Liabilities determined in accordance with the valuation procedures of the Acquiring Fund prior to the Valuation Time.

         2.2. All computations pursuant to paragraph 2.1 shall be made by or under the direction of Hartford Administrative Services Company.


3.       CLOSING AND EFFECTIVE TIME

         3.1. The Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Minneapolis, Minnesota 55402, on or about April 30, 2002, or at such other place and/or on such other date as to which the parties hereto may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the date thereof or at such other time as to which the parties hereto may agree ("Effective Time"). If, immediately before the Valuation Time, (a) the New York Stock Exchange is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on that exchange or elsewhere is disrupted, so that accurate appraisal of the value of the Assets and Liabilities and the NAV of an Acquiring Fund Share is impracticable, the Effective Time shall be postponed until the first business day after the day when such trading has fully resumed and such reporting has been restored.

         3.2. Fortis shall deliver to Acquiring Fund at the Closing a schedule of the Assets and Liabilities as of the Effective Time, which shall set forth for all portfolio securities included therein and all other Assets, their adjusted basis and holding period, by lot, for federal income tax purposes. Fortis' custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Assets held by the custodian will be transferred to Acquiring Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

         3.3. Fortis' transfer agent shall deliver to Acquiring Fund at the Closing a statement of an authorized officer thereof certifying that its records contain the names and addresses of the Shareholders and the number and percentage ownership of outstanding Target Fund Shares owned by each Shareholder, all as of the Effective Time. Acquiring Fund's transfer agent shall deliver at the Closing a certificate as to the opening on Acquiring Fund's share transfer books of accounts in the Shareholders' names. Acquiring Fund shall issue and deliver a confirmation to Fortis evidencing the Acquiring Fund Shares to be credited to Target Fund at the Effective Time or provide evidence satisfactory to Fortis that such Acquiring Fund Shares have been credited to Target Fund's account on Acquiring Fund's books. At the Closing, Acquiring Fund and Fortis each shall deliver to the other bills of sale, checks, assignments, stock certificates, receipts, or other documents the other party or its counsel reasonably requests.

         3.4. Acquiring Fund and Fortis each shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.


4.       REPRESENTATIONS AND WARRANTIES

         4.1.  Fortis represents and warrants as follows:

                  4.1.1. Fortis is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Minnesota; and its Articles of Incorporation are on file with the Secretary of the State of Minnesota;

                  4.1.2. Fortis is duly registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and such registration is in full force and effect;

                  4.1.3. Target Fund is a duly established and designated series of Fortis; and all Target Fund Shares outstanding at the Effective Time will have been duly authorized and duly and validly issued and outstanding shares of Target Fund, fully paid and non-assessable;

                  4.1.4. At the Closing, Target Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances; and on delivery and payment for the Assets, Acquiring Fund will acquire good and marketable title thereto;

                  4.1.5. Target Fund's current prospectus and SAI conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  4.1.6. Target Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, applicable law or any provision of Fortis' Articles of Incorporation or By-Laws or of any agreement, instrument, lease, or other undertaking to which Target Fund is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Target Fund is a party or by which it is bound, except as previously disclosed in writing to and accepted by Acquiring Fund;

                  4.1.7. Except as otherwise disclosed in writing to and accepted by Acquiring Fund, all material contracts and other commitments of or applicable to Target Fund (other than this Agreement and investment contracts, including options, futures, and forward contracts) will be terminated, or provision for discharge of any liabilities of Target Fund thereunder will be made, at or prior to the Effective Time, without either Fund's incurring any liability or penalty with respect thereto and without diminishing or releasing any rights Target Fund may have had with respect to actions taken or omitted or to be taken by any other party thereto prior to the Closing;

                  4.1.8. Except as otherwise disclosed in writing to and accepted by Acquiring Fund, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Fortis' knowledge) threatened against Fortis or any of its properties or assets that, if adversely determined, would materially and adversely affect Target Fund's financial condition or the conduct of its business; and Fortis knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

                  4.1.9. The execution, delivery, and performance of this Agreement have been duly authorized and the Amendment shall have been duly approved as of the date hereof by all necessary action on the part of Fortis' board of directors; and, subject to approval by Target Fund's shareholders, this Agreement constitutes a valid and legally binding obligation of Target Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

                  4.1.10. At the Effective Time, the performance of this Agreement shall have been duly authorized and the Amendment shall have been duly approved by all necessary action by Target Fund's shareholders;

                  4.1.11. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the 1940 Act, or applicable state securities laws for the execution or performance of this Agreement by Fortis, except for (a) the filing with the Securities and Exchange Commission ("SEC") of a registration statement by Acquiring Fund on Form N-14 relating to the Acquiring Fund Shares issuable hereunder, and any supplement or amendment thereto ("Registration Statement"), including therein a prospectus/proxy statement ("Proxy Statement"), and
         (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

                  4.1.12. On the effective date of the Registration Statement, at the time of the shareholders' meeting referred to in paragraph 5.2, and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and
         (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by Acquiring Fund for use therein;

                  4.1.13. There are no Liabilities other than Liabilities disclosed or provided for in Fortis' financial statements referred to in paragraph 4.1.16 and Liabilities incurred by Target Fund in the ordinary course of its business subsequent to December 31, 2001, or otherwise previously disclosed to Acquiring Fund, none of which has been materially adverse to the business, assets, or results of Target Fund's operations;

                  4.1.14. Target Fund is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing; and Target Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

                  4.1.15. Target Fund's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended December 31, 2000 have been timely filed and all taxes payable pursuant to such returns have been timely paid; and

                  4.1.16. Fortis' financial statements for the year ended December 31, 2001 to be delivered to Acquiring Fund, fairly represent Target Fund's financial position as of such date and the results of its operations and changes in its net assets for the period then ended.

         4.2.  Acquiring Fund represents and warrants as follows:

                  4.2.1. Acquiring Fund is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Maryland; and its articles of incorporation ("Articles of Incorporation") are on file with the Secretary of the State of Maryland;

                  4.2.2. Acquiring Fund is duly registered as an open-end management investment company under the 1940 Act, and such registration will be in full force and effect at the Effective Time;

                  4.2.3. No consideration other than Acquiring Fund Shares will be issued in exchange for the Assets in the Reorganization;

                  4.2.4. The Acquiring Fund Shares to be issued and delivered to Target Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of Acquiring Fund, fully paid and non-assessable;

                  4.2.5. Acquiring Fund's current prospectus and SAI conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  4.2.6. Acquiring Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, applicable law or any provision of Acquiring Fund's Articles of Incorporation or By-Laws or of any provision of any agreement, instrument, lease, or other undertaking to which Acquiring Fund is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Acquiring Fund is a party or by which it is bound, except as previously disclosed in writing to and accepted by Fortis;

                  4.2.7. Except as otherwise disclosed in writing to and accepted by Fortis, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Acquiring Fund's knowledge) threatened against Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business; and Acquiring Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

                  4.2.8. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Acquiring Fund's board of directors (together with Fortis' board of directors, the "Boards"); no approval of this Agreement by Acquiring Fund's shareholders is required under Acquiring Fund's Articles of Incorporation or By-Laws, or applicable law; and this Agreement constitutes a valid and legally binding obligation of Acquiring Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

                  4.2.9. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the 1934 Act, the 1940 Act, or applicable state securities laws for the execution or performance of this Agreement by Acquiring Fund, except for (a) the filing with the SEC of the Registration Statement and (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

                  4.2.10. On the effective date of the Registration Statement, at the time of the shareholders' meeting referred to in paragraph 5.2, and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and
         (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by Fortis for use therein;

                  4.2.11. Acquiring Fund is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a RIC for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; Acquiring Fund intends to continue to meet all such requirements for the next taxable year; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

                  4.2.12. Acquiring Fund's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended December 31, 2000 have been timely filed and all taxes payable pursuant to such returns have been timely paid; and

                  4.2.13. Acquiring Fund's financial statements for the year ended December 31, 2001 to be delivered to Fortis, fairly represent Acquiring Fund's financial position as of that date and the results of its operations and changes in its net assets for the year then ended.

         4.3.  Acquiring Fund and Fortis each represent and warrant as follows:

                  4.3.1. The fair market value of the Acquiring Fund Shares received by each Shareholder will be approximately equal to the fair market value of its Target Fund Shares constructively surrendered in exchange therefor;

                  4.3.2. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

                  4.3.3. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount.


5.       COVENANTS

         5.1. Each Fund covenants to operate its respective business in the ordinary course between the date hereof and the Closing, it being understood that such ordinary course will include declaring and paying customary dividends and other distributions (including the dividend and/or other distribution referred to in paragraph 1.4) and changes in operations contemplated by each Fund's normal business activities.

         5.2. Target Fund covenants to call a shareholders' meeting to consider and act on this Agreement and the Amendment and to take all other action necessary to obtain approval of the transactions contemplated hereby.

         5.3. Target Fund covenants that the Acquiring Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

         5.4. Target Fund covenants that it will assist Acquiring Fund in obtaining information Acquiring Fund reasonably requests concerning the beneficial ownership of Target Fund Shares.

         5.5. Target Fund covenants that its books and records (including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) will be turned over to Acquiring Fund at the Closing.

         5.6. Each Fund covenants to cooperate in preparing the Proxy Statement in compliance with applicable federal and state securities laws.

         5.7. Each Fund covenants that it will, from time to time, as and when requested by the other Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the other Fund may deem necessary or desirable in order to vest in, and confirm to, (a) Acquiring Fund, title to and possession of all the Assets, and (b) Target Fund, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

         5.8. Acquiring Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and state securities laws it deems appropriate to continue its operations after the Effective Time.

         5.9. Subject to this Agreement, each Fund covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.


6.       CONDITIONS PRECEDENT

         Each Fund's obligations hereunder shall be subject to (a) performance by the corresponding Fund of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the corresponding Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, and (c) the following further conditions that, at or before the Effective Time:

         6.1. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by each Board and shall have been approved by Target Fund's shareholders in accordance with Fortis' Articles of Incorporation and By-Laws and applicable law.

         6.2. The Amendment shall have been duly approved by Fortis' board of directors and shall have been approved by Target Fund's shareholders in accordance with Fortis' Articles of Incorporation and By-Laws and applicable law, and the Amendment shall have been duly filed with the Minnesota Secretary of State.

         6.3. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and the SEC shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either Investment Company to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on either Fund's assets or properties, provided that either Acquiring Fund or Fortis may for itself waive any of such conditions.

         6.4. At the Effective Time, no action, suit, or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the transactions contemplated hereby.

         6.5. Fortis shall have received an opinion of counsel to Acquiring Fund substantially to the effect that:

                  6.5.1. Acquiring Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland with power under its Articles of Incorporation to own all its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted;

                  6.5.2. This Agreement has been duly authorized, executed, and delivered by Aquiring Fund; no approval of this Agreement by Acquiring Fund's shareholders is required under Acquiring Fund's Articles or Incorporation or By-Laws, or applicable law; and assuming due authorization, execution, and delivery of this Agreement by Fortis on behalf of Target Fund, this Agreement is a valid and legally binding obligation of Acquiring Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

                  6.5.3. The Acquiring Fund Shares to be issued and distributed to the Shareholders under this Agreement, assuming their due delivery as contemplated by this Agreement, will be duly authorized, validly issued and outstanding, and fully paid and non-assessable;

                  6.5.4. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Acquiring Fund's Articles of Incorporation or By-Laws or any provision of any agreement (known to such counsel, without any independent inquiry or investigation) to which Acquiring Fund is a party or by which it is bound or (to the knowledge of such counsel, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Acquiring Fund is a party or by which it is bound, except as set forth in such opinion or as previously disclosed in writing to and accepted by Fortis;

                  6.5.5. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Acquiring Fund of the transactions contemplated herein, except those obtained under the 1933 Act, the 1934 Act, and the 1940 Act and those that may be required under state securities laws;

                  6.5.6. Acquiring Fund is registered with the SEC as an investment company, and to the knowledge of such counsel no order has been issued or proceeding instituted to suspend such registration; and

                  6.5.7. To the knowledge of such counsel (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Acquiring Fund or any of its properties or assets attributable or allocable to Acquiring Fund and (b) Acquiring Fund is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Acquiring Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Fortis.

In rendering such opinion, such counsel may (1) rely, as to matters governed by the laws of the State of Maryland, on an opinion of competent Maryland counsel,
(2) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (3) limit such opinion to applicable federal and state law, and (4) define the word "knowledge" and related terms to mean the knowledge of attorneys then with such counsel who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

         6.6. Acquiring Fund shall have received an opinion of Dorsey & Whitney LLP, counsel to Fortis, substantially to the effect that:

                  6.6.1. Target Fund is a duly established series of Fortis, a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota with power under its Articles of Incorporation to own all its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted.;

                  6.6.2. This Agreement (a) has been duly authorized, executed, and delivered by Fortis on behalf of Target Fund and (b) assuming due authorization, execution, and delivery of this Agreement by Acquiring Fund, is a valid and legally binding obligation of Fortis with respect to Target Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

                  6.6.3. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Fortis' Articles of Incorporation or By-Laws or any provision of any agreement (known to such counsel, without any independent inquiry or investigation) to which Fortis (with respect to Target Fund) is a party or by which it is bound or (to the knowledge of such counsel, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Fortis (with respect to Target Fund) is a party or by which it is bound, except as set forth in such opinion or as previously disclosed in writing to and accepted by Acquiring Fund;

                  6.6.4. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Fortis (on behalf of Target Fund) of the transactions contemplated herein, except those obtained under the 1933 Act, the 1934 Act, and the 1940 Act and those that may be required under state securities laws;

                  6.6.5. Fortis is registered with the SEC as an investment company, and to the knowledge of such counsel no order has been issued or proceeding instituted to suspend such registration; and

                  6.6.6. To the knowledge of such counsel (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Fortis (with respect to Target Fund) or any of its properties or assets attributable or allocable to Target Fund and (b) Fortis (with respect to Target Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Target Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Acquiring Fund.

In rendering such opinion, such counsel may (1) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (2) limit such opinion to applicable federal and state law, and (3) define the word "knowledge" and related terms to mean the knowledge of attorneys then with such counsel who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

         6.7. Acquiring Fund and Fortis each shall have received an opinion of Dorsey & Whitney LLP, addressed to and in form and substance reasonably satisfactory to it, as to the federal income tax consequences mentioned below ("Tax Opinion"). In rendering the Tax Opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which such counsel may treat as representations and warranties made to it, and in separate letters addressed to such counsel and the certificates delivered pursuant to paragraph
3.4. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

                  6.7.1. Acquiring Fund's acquisition of the Assets in exchange solely for Acquiring Fund Shares, followed by Target Fund's distribution of those shares pro rata to the Shareholders in exchange for their Target Fund Shares, will qualify as a reorganization within the meaning of section 368(a)(1) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

                  6.7.2. Target Fund will recognize no gain or loss on the transfer of the Assets to Acquiring Fund in exchange solely for Acquiring Fund Shares or on the subsequent distribution of those shares to the Shareholders in exchange for their Target Fund Shares;

                  6.7.3. Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund;

                  6.7.4. Acquiring Fund's basis in the Assets will be the same as Target Fund's basis therein immediately before the Reorganization, and Acquiring Fund's holding period for the Assets will include Target Fund's holding period therefor;

                  6.7.5. A Shareholder will recognize no gain or loss on the exchange of all its Target Fund Shares solely for Acquiring Fund Shares pursuant to the Reorganization. Shareholders subject to taxation will recognize income upon receipt of any net investment income or net capital gains of Target Fund which are distributed by Target Fund prior to the Closing;

                  6.7.6. A Shareholder's aggregate basis in the Acquiring Fund Shares to be received by it in the Reorganization will be the same as the aggregate basis in its Target Fund Shares to be constructively surrendered in exchange for those Acquiring Fund Shares, and its holding period for those Acquiring Fund Shares will include its holding period for those Target Fund Shares, provided the Shareholder held them as capital assets at the Effective Time; and

                  6.7.7. Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code. Acquiring Fund will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

Notwithstanding subparagraphs 6.7.2 and 6.7.4, the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

At any time before the Closing, either Acquiring Fund or Fortis may waive any of the foregoing conditions (except those set forth in paragraphs 6.1 and 6.2) if, in the judgment of its Board, such waiver will not have a material adverse effect on its Fund's shareholders' interests.


7.       BROKERAGE FEES

         Acquiring Fund and Fortis each represent and warrant to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.


8.       EXPENSES; INDEMNIFICATION

                  8.1 The parties hereto understand and agree that the cost of the transactions contemplated by this Agreement are being borne by Hartford Life and Accident Insurance Company and/or its affiliates, to the extent not borne by Acquiring Fund.

                  8.2 Acquiring Fund agrees to indemnify and hold harmless Fortis, Target Fund and each of Fortis' directors and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which, jointly or severally, Fortis, Target Fund or any of Fortis' directors or officers may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  8.3 Fortis and Target Fund agree to indemnify and hold harmless Acquiring Fund and each of Acquiring Fund's directors and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which, jointly or severally, Acquiring Fund or any of Acquiring Fund's directors or officers may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Fortis or Target Fund of any of their representations, warranties, covenants or agreements set forth in this Agreement.


9.       ENTIRE AGREEMENT; NO SURVIVAL

         Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing.


10.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by Target Fund's shareholders:

         10.1. By either Fund (a) in the event of the other Fund's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before December 31, 2002; or

         10.2.  By the parties' mutual agreement.

In the event of termination under paragraphs 10.1(c) or 10.2, there shall be no liability for damages on the part of either Fund to the other Fund.


11.      AMENDMENT

         This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by Target Fund's shareholders, in any manner mutually agreed on in writing by the parties; provided that following such approval no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund shares to be issued to Target Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.

12.      MISCELLANEOUS

         12.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

         12.2. Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         12.3. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each Investment Company and delivered to the other party hereto. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

                                         HARTFORD ADVISERS HLS FUND, INC.

                                         By:  /s/ David M. Znamierowski
                                              ---------------------------------

                                         Its:  President



                                         FORTIS SERIES FUND, INC.
                                         on behalf of its series Fortis Asset
                                         Allocation Series



                                         By:  /s/ David M. Znamierowski
                                              ---------------------------------

                                         Its:  President

                                                                      SCHEDULE A

                              ARTICLES OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            FORTIS SERIES FUND, INC.

         The undersigned officer of Fortis Series Fund, Inc. (the "Corporation"), a Minnesota corporation which is subject to the provisions of Minnesota Statutes, Chapter 302A, hereby certifies that the following amendment to the Corporation's amended and restated articles of incorporation has been adopted by the Board of Directors and by the requisite vote of shareholders of the Corporation pursuant to said Chapter 302A:

         WHEREAS, the Corporation is registered as an open end management investment company (i.e., a mutual fund) under the Investment Company Act of 1940 and offers its shares to the public in several series, each of which represents a separate and distinct portfolio of assets; and

         WHEREAS, it is desirable and in the best interests of the holders of the Series C ("Money Market Series"), Series D ("Asset Allocation Series"), Series E ("Diversified Income Series"), Series F ("Global Growth Series"), Series G ("High Yield Series"), Series H ("Growth & Income Series") and Series N ("S&P 500 Index Series") shares of the Corporation (hereinafter, the "Acquired Funds") that the assets belonging to each Acquired Fund be sold to , in exchange for Class IA shares of the respective Acquiring Fund, which shares will be distributed pro rata to the former shareholders of the Acquired Funds; and

         WHEREAS, it is desirable and in the best interests of the holders of the Series C shares of the Corporation (also known as the "Money Market Series") that the assets belonging to such Series be sold to Hartford Money Market HLS Fund, Inc., a Maryland Corporation ("Hartford Money Market Fund"), in exchange for Class IA shares of Hartford Money Market Fund, which shares will be distributed pro rata to the former shareholders of Money Market Series; and

         WHEREAS, the Corporation and Hartford Money Market Fund have entered into an Agreement and Plan of Reorganization dated ______, 2002 providing for the foregoing transactions; and

         WHEREAS, it is desirable and in the best interests of the holders of the Series D shares of the Corporation (also known as the "Asset Allocation Series") that the assets belonging to such Series be sold to Hartford Advisers HLS Fund, Inc., a Maryland Corporation ("Hartford Advisers Fund"), in exchange for Class IA shares of Hartford Advisers Fund, which shares will be distributed pro rata to the former shareholders of Asset Allocation Series; and

         WHEREAS, the Corporation and Hartford Advisers Fund have entered into an Agreement and Plan of Reorganization dated ______, 2002 providing for the foregoing transactions; and

         WHEREAS, it is desirable and in the best interests of the holders of the Series E shares of the Corporation (also known as the "Diversified Income Series") that the assets belonging to such Series be sold to Hartford Bond HLS Fund, Inc., a Maryland Corporation ("Hartford Bond Fund"), in exchange for Class IA shares of Hartford Bond Fund, which shares will be distributed pro rata to the former shareholders of Diversified Income Series; and

         WHEREAS, the Corporation and Hartford Bond Fund have entered into an Agreement and Plan of Reorganization dated ______, 2002 providing for the foregoing transactions; and

         WHEREAS, it is desirable and in the best interests of the holders of the Series F, Series G and Series H shares of the Corporation (also known as "Global Growth Series," "High Yield Series" and "Growth & Income Series," respectively) that the assets belonging to such Series be sold to Hartford Global Leaders HLS Fund ("Hartford Global Leaders Fund"), Hartford High Yield HLS Fund ("Hartford High Yield Fund") and Hartford Growth and Income HLS Fund ("Hartford Growth and Income Fund"), respectively, each of which is a series of Hartford Series Fund, Inc., a Maryland Corporation ("Hartford Series Fund"), in exchange for Class IA shares of Hartford Global Leaders Fund, Hartford High Yield Fund or Hartford Growth and Income Fund, as the case may be, which shares will be distributed pro rata to the former shareholders of Global Growth Series, High Yield Series or Growth & Income Series, as the case may be; and

         WHEREAS, the Corporation and Hartford Series Fund have entered into an Agreement and Plan of Reorganization dated ______, 2002 providing for the foregoing transactions; and

         WHEREAS, it is desirable and in the best interests of the holders of the Series N shares of the Corporation (also known as the "S&P 500 Index Series") that the assets belonging to such Series be sold to Hartford Index HLS Fund, Inc., a Maryland Corporation ("Hartford Index Fund"), in exchange for Class IA shares of Hartford Index Fund, which shares will be distributed pro rata to the former shareholders of S&P 500 Index Series; and

         WHEREAS, each Reorganization Agreement requires that, in order to bind all holders of shares of the respective series of the Corporation to the foregoing transactions, and in particular to bind such holders to the cancellation and retirement of their outstanding shares of the Corporation, it is necessary to adopt an amendment to the Corporation's amended and restated articles of incorporation.

         NOW, THEREFORE, BE IT RESOLVED, that the Corporation's amended and restated articles of incorporation be, and the same hereby are, amended to add the following Article 5A immediately following Article 5 thereof:

                  5A. (a) For purposes of this Article 5, the following terms shall have the following meanings:

                  "Acquired Funds" means the Series C, Series D, Series E, Series F, Series G, Series H and Series N shares of the Corporation (also known as "Money Market Series," "Asset Allocation Series," "Diversified Income Series," "Global Growth Series," "High Yield Series," "Growth & Income Series" and "S&P 500 Index Series," respectively).

                  "Acquiring Funds" means Hartford Money Market HLS Fund, Inc., a Maryland corporation, with respect to the Series C shares of the Corporation; Hartford Advisers HLS Fund, Inc., a Maryland corporation, with respect to the Series D shares of the Corporation; Hartford Bond HLS Fund, Inc., a Maryland corporation, with respect to the Series E shares of the Corporation; Hartford Global Leaders HLS Fund, Hartford High Yield HLS Fund and Hartford Growth and Income HLS Fund, each a series of Hartford Series Fund, Inc., a Maryland corporation, with respect to the Series F, Series G and Series H shares of the Corporation, respectively; and Hartford Index HLS Fund, Inc., a Maryland corporation, with respect to the Series N shares of the Corporation.

                  "Exchange Date" has the meaning set forth in the Reorganization Agreements.

                  "Reorganization Agreements" means the five Agreements and Plans of Reorganization dated _________, 2002, to which the Corporation and Hartford Money Market HLS Fund, Inc., Hartford Advisers HLS Fund, Inc., Hartford Bond HLS Fund, Inc., Hartford Series Fund, Inc. or Hartford Index HLS Fund, Inc. are parties, each of which relates to one or more specific Acquired Funds and the corresponding Acquiring Fund or Funds. Each such agreement is referred to as a "Reorganization Agreement."

                  (b) At the Exchange Date, the assets belonging to each Acquired Fund, the Special Liabilities associated therewith, and the General Assets and General Liabilities allocated to such Acquired Fund, shall be transferred to the corresponding Acquiring Fund listed in the applicable Reorganization Agreement in exchange for shares of such Acquiring Fund, all as set forth in the Reorganization Agreement. Such Acquiring Fund shares shall be distributed to Acquired Fund shareholders as set forth in (c) below. For purposes of the foregoing, the terms "assets belonging to," "Special Liabilities," "General Assets" and "General Liabilities" have the meanings assigned to them in Articles 7(b), 7(c) and 7(d) of the Corporation's amended and restated articles of incorporation.

                  (c) At the Exchange Date, each issued and outstanding share of each Acquired Fund shall be, without further action, exchanged for that number of the Class IA shares of the corresponding Acquiring Fund determined in accordance with Sections 3 and 4 of the Reorganization Agreement, and such Acquired Fund shares shall be cancelled and retired. The distribution of such Acquiring Fund shares to Acquired Fund shareholders shall be accomplished in the manner set forth in
         Section 4(a) of the applicable Reorganization Agreement.

                  (d) From and after the Exchange Date, the Acquired Fund shares cancelled and retired pursuant to (c) above shall have the status of authorized and unissued shares of the Corporation, without designation as to series or class.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment on behalf of the Corporation on ____________, 2002.

                                         FORTIS SERIES FUND, INC.



                                         By   _______________________________

                                         Its Secretary